Exhibit 99.1

Triumph Group, Inc.

NEWS RELEASE

Contact:
Sheila Spagnolo
Vice President
Phone (610) 251-1000
sspagnolo@triumphgroup.com

TRIUMPH GROUP REPORTS RECORD

FIRST QUARTER FISCAL 2009 EARNINGS;

RAISES FISCAL YEAR 2009 GUIDANCE

•                  Net sales for the first quarter fiscal 2009 increased 17% to $320.6 million

•                  Operating income from continuing operations for the first quarter fiscal 2009 increased 43% to a record $43.3 million, reflecting a 23% improvement in operating margin

•                  Income from continuing operations for the first quarter fiscal 2009 increased 46% to $26.0 million, or $1.54 per diluted share

•                  Net income for the first quarter fiscal 2009 increased 78% to $24.8 million, or $1.47 per diluted share

Wayne, PA – July 24, 2008 – Triumph Group, Inc. (NYSE: TGI) today reported that net sales for the first quarter of fiscal year ending March 31, 2009 totaled $320.6 million, a seventeen percent increase from last year’s first quarter net sales of $275.0 million.  Income from continuing operations for the first quarter of fiscal year 2009 increased forty-six percent to $26.0 million, or $1.54 per diluted share, versus $17.8 million, or $1.04 per diluted share, for the first quarter of the prior fiscal year.  Net income for the first quarter of fiscal year 2009 increased seventy-eight percent to $24.8 million, or $1.47 per diluted share, versus $13.9 million, or $0.81 per diluted share, for the first quarter of the prior fiscal year.  The number of shares used in computing diluted earnings per share for the first quarter of fiscal year 2009 was 16.9 million shares.   During the quarter, the company generated $14.9 million of cash flow from operations.

The Aerospace Systems segment reported net sales for the quarter of $258.2 million compared to $217.3 million in the prior year period, an increase of nineteen percent.  Operating income for the first quarter of fiscal year 2009 was $46.1 million, compared to $30.3 million for the prior year period, a fifty-two percent increase.  Operating margin improved twenty-eight percent from the prior year’s first quarter to eighteen percent.  Organic sales growth for the quarter was thirteen percent.  Operating income for the quarter included $1.5 million of legal expenses associated with the ongoing trade secret litigation.

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The Aftermarket Services segment reported net sales for the quarter of $63.0 million compared to $58.3 million in the prior year, an eight percent increase, all of which was organic.  Operating income for the first quarter of fiscal year 2009 was $3.9 million, compared to $5.7 million for the prior year period, a thirty-two percent decrease.  Operating results for the quarter included a charge for $1.3 million for the early termination of a maintenance contract. In addition, margins were negatively impacted by an adjustment to the revenue recognized on a power by the hour contract.

Richard C. Ill, Triumph’s President and Chief Executive Officer, said, “We are very proud of the results achieved during the first quarter, particularly the margin improvement in our Aerospace Systems Group.  Even in these times of economic uncertainty, we delivered continued growth in revenue, operating income and earnings.  Our robust backlog should allow us to more than offset the anticipated reductions in airline capacity.”

In commenting on the outlook for the fiscal year 2009, Mr. Ill said, “Based on our strong first quarter performance and our confidence in our ability to generate enhanced operating earnings and profitability for the balance of the year, we now expect that earnings per share from continuing operations for the fiscal year will be in excess of $5.25 per diluted share, which would be a twenty-two percent increase over the prior year, computed on 18.0 million shares. We reaffirm that sales will be in the range of $1.25 to $1.35 billion.”

As previously announced, Triumph Group will hold a conference call tomorrow at 8:30 a.m. (ET) to discuss the fiscal year 2009 first quarter results.  The conference call will be available live and archived on the company’s website at http://www.triumphgroup.com.  A slide presentation will be included with the audio portion of the webcast.  An audio replay will be available from July 25th until August 1st by calling (888) 266-2081 (Domestic) or (703) 925-2533 (International), passcode #1261661.

Triumph Group, Inc., headquartered in Wayne, Pennsylvania, designs, engineers, manufactures, repairs and overhauls aircraft components and accessories.  The company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

More information about Triumph can be found on the Internet at http://www.triumphgroup.com.

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future aerospace market conditions, financial and operational performance, revenue and earnings growth, future operating margins and sales and earnings results for fiscal 2009.  All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company.  Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph’s reports filed with the SEC, including our Annual Report on Form 10-K for the year ended March 31, 2008.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING 7 PAGES

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

CONDENSED STATEMENTS OF INCOME

	Three Months Ended
	June 30,
	2008	2007

Net Sales	$320,556	$275,004

Operating Income	43,328	30,254

Interest Expense and Other	3,427	3,207
Income Tax Expense	13,867	9,236

Income from Continuing Operations	26,034	17,811
Loss from Discontinued Operations, net of tax	(1,203)	(3,894)

Net Income	$24,831	$13,917

Earnings Per Share - Basic:

Income from Continuing Operations	$1.59	$1.08
Loss from Discontinued Operations	$(0.07)	$(0.24)
Net Income	$1.52	$0.85 *

Weighted average common shares outstanding - Basic	16,373	16,458

Earnings Per Share - Diluted:

Income from Continuing Operations	$1.54	$1.04
Loss from Discontinued Operations	$(0.07)	$(0.23)
Net Income	$1.47	$0.81

Weighted average common shares outstanding - Diluted	16,891	17,204

Dividends declared and paid per common share	$0.04	$0.04

* Difference due to rounding.

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

BALANCE SHEET

	June 30,	March 31,
	2008	2008
Assets
Cash	$13,888	$13,738
Accounts Receivable, net	199,384	207,975
Inventory	381,400	361,667
Deferred Income Taxes	1,044	1,450
Assets Held for Sale	25,844	24,763
Prepaid Expenses and Other	4,298	5,207
Current Assets	625,858	614,800

Property and Equipment, net	324,295	324,095
Goodwill	384,593	383,740
Intangible Assets, net	75,493	78,488
Other	15,399	13,712

Total Assets	$1,425,638	$1,414,835

Liabilities & Stockholders’ Equity

Accounts Payable	$103,559	$120,117
Accrued Expenses	74,915	83,397
Liabilities Related to Assets Held for Sale	4,873	4,587
Income Taxes Payable	9,295	1,509
Current Portion of Long-Term Debt	1,036	1,010
Current Liabilities	193,678	210,620

Long-Term Debt, less current portion	414,988	418,803
Income Taxes Payable, non-current	1,459	1,437
Deferred Income Taxes and Other	98,261	91,246

Stockholders’ Equity:
Common Stock, $.001 par value, 50,000,000 shares authorized, 16,578,745 and 16,517,374 shares issued	16	16
Capital in excess of par value	288,991	288,154
Treasury Stock, at cost, 189,679 and 213,950 shares	(10,641)	(12,003)
Accumulated other comprehensive income	4,432	2,950
Retained earnings	434,454	413,612
Total Stockholders’ Equity	717,252	692,729

Total Liabilities and Stockholders’ Equity	$1,425,638	$1,414,835

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

SEGMENT DATA

	Three Months Ended
	June 30,
	2008	2007

Net Sales:
Aerospace Systems	$258,232	$217,280
Aftermarket Services	62,968	58,313
Elimination of inter-segment sales	(644)	(589)
	$320,556	$275,004

Operating Income (Loss):
Aerospace Systems	$46,070	$30,329
Aftermarket Services	3,887	5,728
Corporate	(6,629)	(5,803)
	$43,328	$30,254

Depreciation and Amortization:
Aerospace Systems	$8,603	$7,258
Aftermarket Services	3,503	3,202
Corporate	67	63
	$12,173	$10,523

Capital Expenditures:
Aerospace Systems	$9,154	$7,126
Aftermarket Services	2,147	2,297
Corporate	62	411
	$11,363	$9,834

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the three months ended June 30, 2008 was $55.5 million with a margin of 17.3%. EBITDA for the three months ended June 30, 2007 was $40.8 million with a margin of 14.8%.

Management believes that EBITDA provides the reader a good measure of cash generated from the operations of the business before any investment in working capital or fixed assets.

The following definition is provided for the non-GAAP financial measure identified above, together with a reconciliation of such non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

	Three Months Ended
	June 30,
	2008	2007

Income from Continuing Operations	$26,034	$17,811

Add-back:
Income Tax Expense	13,867	9,236
Interest Expense and Other	3,427	3,207
Depreciation and Amortization	12,173	10,523

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$55,501	$40,777

Net Sales	$320,556	$275,004

EBITDA Margin	17.3%	14.8%

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

	Three Months Ended June 30, 2008
		Segment Data
		Aerospace	Aftermarket	Corporate /
	Total	Systems	Services	Eliminations

Income from Continuing Operations	$26,034

Add-back:
Income Tax Expense	13,867
Interest Expense and Other	3,427

Operating Income (Expense)	$43,328	$46,070	$3,887	$(6,629)

Depreciation and Amortization	12,173	8,603	3,503	67

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$55,501	$54,673	$7,390	$(6,562)

Net Sales	$320,556	$258,232	$62,968	$(644)

EBITDA Margin	17.3%	21.2%	11.7%	n/a

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(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

	Three Months Ended June 30, 2007
		Segment Data
		Aerospace	Aftermarket	Corporate /
	Total	Systems	Services	Eliminations

Income from Continuing Operations	$17,811

Add-back:
Income Tax Expense	9,236
Interest Expense and Other	3,207

Operating Income (Expense)	$30,254	$30,329	$5,728	$(5,803)

Depreciation and Amortization	10,523	7,258	3,202	63

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$40,777	$37,587	$8,930	$(5,740)

Net Sales	$275,004	$217,280	$58,313	$(589)

EBITDA Margin	14.8%	17.3%	15.3%	n/a

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

We use “Net Debt to Capital” as a measure of financial leverage. The following table sets forth the computation of Net Debt to Capital:

	June 30,	March 31,
	2008	2008

Calculation of Net Debt
Current Portion	$1,036	$1,010
Long-term debt	414,988	418,803
Total Debt	416,024	419,813
Less: Cash	13,888	13,738
Net Debt	$402,136	$406,075

Calculation of Capital
Net Debt	$402,136	$406,075
Stockholders’ equity	717,252	692,729
Total Capital	$1,119,388	$1,098,804

Percent of Net Debt to Capital	35.9%	37.0%

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